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                                                                    EXHIBIT 10.5

                              CONSULTING AGREEMENT
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     This Consulting Agreement (this "Agreement") is entered into as of July 16,
1995 among Scott Paper Company, a Pennsylvania corporation ("Scott"), Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), and Albert J. Dunlap (the "Consultant").

     WHEREAS, the Consultant has acquired extensive knowledge of and experience in the business conducted by Scott;

     WHEREAS, Scott desires to obtain the benefit of the Consultant's knowledge and experience by retaining the Consultant, and the Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth;

     WHEREAS, concurrently herewith, Kimberly-Clark, Rifle Merger Co. and Scott are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Rifle Merger Co. is merging with and into Scott and Scott is becoming a wholly-owned subsidiary of Kimberly-Clark;

     WHEREAS, the Consultant will cease to be a director and officer of Scott and of all of its subsidiaries, effective as of the Effective Time of the Merger (as such terms are defined in the Merger Agreement); and

     WHEREAS, concurrently herewith, Scott, Kimberly-Clark and the Consultant are entering into a Noncompetition Agreement dated as of the date hereof (the "Noncompetition Agreement").

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Scott, Kimberly-Clark and the Consultant hereby agree as follows:

     1.  Term of Agreement.  Scott hereby engages the Consultant as a
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consultant, subject to the terms and conditions hereof, for the period commencing at the Effective Time of the Merger and ending on the date which is the fifth one-year anniversary of the Effective Time of the Merger (the "Consulting Period"), subject to earlier termination pursuant to Section 6 hereof; provided, however, that this Agreement shall terminate and shall be of no further force or effect if the Merger Agreement shall be terminated and the Merger shall not become effective pursuant to the terms thereof.

     2.  Consulting Services; Expenses.  During the Consulting Period, the
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Consultant shall make himself available to

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perform consulting services with respect to the businesses conducted by Scott.
Such consulting services shall be related to such matters as the Chief Executive Officer of Kimberly-Clark may designate from time to time, including consulting services to Kimberly-Clark's Board of Directors with respect to the businesses conducted by Scott. The Consultant shall accommodate to reasonable requests for the Consultant's consulting services, and shall devote reasonable time and his reasonable best efforts, skill and attention to the performance of such consulting services, including travel reasonably required in the performance of such consulting services. Scott shall reimburse the Consultant for all necessary travel and other expenses incurred by the Consultant in providing such consulting services. Scott shall also pay the Consultant, on the Effective Time of the Merger and on each anniversary date of the Effective Time of the Merger during the term hereof, the sum of twenty thousand dollars ($20,000), for office expenses.

     3.  Independent Contractor.  The Consultant shall perform the consulting
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services described in Section 2 hereof as an independent contractor without the power to bind or represent Scott for any purpose whatsoever. The Consultant shall not, by virtue of being a consultant hereunder, be eligible to receive any benefits for which officers or other employees of Scott are eligible at any time, such as insurance, participation in Company pension plans or other employee benefits. The Consultant hereby acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold Scott and Kimberly-Clark harmless from any claim or liability therefor.

     4.  Compensation.  As compensation for the consulting services to be
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performed by the Consultant hereunder, Scott and Kimberly-Clark shall deliver or cause to be delivered to the Consultant at the Effective Time of the Merger and on each of the first four one-year anniversary dates thereof five thousand (5,000) shares of Common Stock, $1.25 par value, of Kimberly-Clark (the
"Stock"). Notwithstanding any disability of the Consultant resulting in his inability to perform consulting services hereunder, the remaining undelivered Stock payable pursuant to this Agreement shall be delivered by Scott and Kimberly-Clark to the Consultant or to his legal representative designated in writing by the Consultant on the dates such Stock would otherwise have been delivered hereunder. In the event of the death of the Consultant during the Consulting Period, the remaining undelivered Stock payable pursuant to this Agreement shall be delivered by Scott and Kimberly-Clark within 90 days following the date of such death as a death benefit to the beneficiary or beneficiaries designated in writing by the Consultant or, if no beneficiary or beneficiaries have been so designated, to the Consultant's estate. In the event of any stock split, stock dividend, recapitalization, reorganization,

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merger, consolidation, combination, exchange of shares or other similar change in capitalization, the number of shares of Stock thereafter payable pursuant to this Agreement shall be appropriately adjusted. If any such adjustment would result in a fractional security being payable pursuant to this Agreement, such fractional security shall be paid in cash.

     5.  Registration of Stock.  Kimberly-Clark shall file a registration
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statement with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Stock to be delivered pursuant to this Agreement and shall use its best efforts to cause such registration statement filed to be declared effective prior to, and remain effective upon, the delivery of the Stock to the Consultant; provided, however,
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that Kimberly-Clark may, in its sole discretion, satisfy its obligation pursuant to this Section 5 by including such Stock within any other coincident registration statement filed by Kimberly-Clark under the Securities Act and which remains effective at the time of delivery of the stock to the Consultant. All expenses of any registration of the Stock pursuant to this Section 5 shall be paid by Scott or Kimberly-Clark.

      6.  Termination.  (a) This Agreement may be terminated at any time by the
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Consultant on thirty (30) days prior written notice to Scott and Kimberly-Clark.
In the event of such termination by the Consultant, the obligation of Scott and Kimberly-Clark to deliver Stock to the Consultant pursuant to Section 4 hereof shall cease, effective on the date of such termination.

     (b) This Agreement may be terminated at any time by Scott or Kimberly-Clark upon written notice to the Consultant in the event that the Consultant shall breach any covenant contained in Section 2 hereof or in Section 2, 5(a) or 6 of the Noncompetition Agreement. In the event of such termination by Scott or Kimberly-Clark, the obligation of Scott and Kimberly-Clark to deliver Stock to the Consultant pursuant to Section 4 hereof shall cease, effective on the date of such termination.

     (c) At any time after the first one-year anniversary of the Effective Time of the Merger, Scott or Kimberly-Clark may terminate this Agreement upon written notice to the Consultant and upon delivery by Scott and Kimberly-Clark of all undelivered Stock and a lump sum payment by Scott representing $20,000 for each full year of the remaining portion of the Consulting Period and accrued expenses if any.

     (d) This Agreement may be terminated by the Consultant upon ten (10) days' prior written notice to Scott and Kimberly-Clark in the event that Scott or Kimberly-Clark shall breach any of its obligations under Section 2, 4, 5, 7 or 8 hereof or Section 3, 5(b) or 7 of the Noncompetition Agreement; provided,
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however, that the Consultant shall not be entitled to terminate this Agreement
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pursuant to this Section 6(d) in the event that Scott and Kimberly-Clark shall cure any such breach within such ten (10) day period. In the event of such termination by the Consultant, Scott and Kimberly-Clark shall deliver all undelivered Stock payable during the term of this Agreement, and Scott shall pay all accrued expenses and $20,000 for each full year of the remaining portion of the Consulting Period, to the Consultant within five (5) business days of such termination.

      7.  Expenses.  Scott shall promptly pay or reimburse the Consultant for
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all costs and expenses (including, without limitation, court costs and attorney's fees) incurred by the Consultant as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by Consultant against Scott or Kimberly-Clark to collect amounts due to Consultant or to otherwise enforce this Agreement) arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision hereof; provided, however, that no such payment or reimbursement shall be made to Consultant if Consultant is the plaintiff in such claim, action or proceeding and a final nonappealable judgment is rendered against Consultant with respect to all his claims.

      8.  Indemnification.  Scott and Kimberly-Clark shall defend, indemnify and
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hold Consultant harmless from and against all damages, costs and expenses
(including attorneys' fees) as a result of claims made by third parties arising out of Consultant's performance of services under this agreement; provided,
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however, that Scott and Kimberly-Clark shall not indemnify and hold Consultant
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harmless for Consultant's own gross negligence or willful misconduct.

      9.  Successors; Binding Agreement.  This Agreement shall inure to the
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benefit of and be enforceable by the Consultant and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by Scott and Kimberly-Clark and their respective successors and assigns.

     10 .  Notices.  All notices and other communications required or permitted
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under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (a) if to the Consultant, to the Consultant's address set forth in the records of the Company, or if to Scott or Kimberly-Clark, to Wayne R. Sanders, Chairman of the Board and Chief Executive Officer, 351 Phelps Drive, Irving, Texas 75038, with a copy to O. George Everbach, Senior Vice President - Law and Government Affairs, 351 Phelps Drive, Irving, Texas 75038, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith,

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except that notices of change of address shall be effective only upon receipt.

     11.  Guaranty.  Kimberly-Clark hereby guarantees the payment of all amounts
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payable by Scott pursuant to this Agreement.

     12.  Governing Law; Validity.  The interpretation, construction and
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performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the applicable principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     13.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     14.  Miscellaneous.  No provision of this Agreement may be modified or
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waived unless such modification or waiver is agreed to in writing and executed by the Consultant and by a duly authorized officer of Scott and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Consultant, Scott or Kimberly-Clark to insist upon strict compliance with any provision of this Agreement or to assert any right which the Consultant, Scott or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

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     IN WITNESS WHEREOF, each of Scott and Kimberly-Clark has caused this
Agreement to be executed by its duly authorized officer and the Consultant has executed this Agreement as of the day and year first above written.

                                            Scott Paper Company



                                            By
                                              ---------------------------------


                                            Kimberly-Clark Corporation



                                            By
                                              --------------------------------

                                            CONSULTANT:


                                            ----------------------------------
                                                      Albert J. Dunlap

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